                                          Exhibit 3.1

Amendment to the By-Laws of
ADAMS RESOURCES & ENERGY, INC.
Adopted at a Special Meeting of the Board of Directors
Held on December 17, 2007
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Article VI

Certificates of Stock

Section 1.                                Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Delaware law and as designated by the Board of Directors. Upon request of any shareholder, the corporation shall deliver certificates representing all shares to which such shareholder is entitled.

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary.   All certificates for shares shall be consecutively numbered or otherwise identified.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided under Delaware law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

Section 2.                      If such certificates are signed or countersigned by a transfer agent or registrar, other than the corporation, such signature of the President or a Vice President and Secretary or Assistant Secretary, and the seal of the corporation, or any of them, may be executed in facsimile, engraved or printed.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Lost Certificates

Section 3.                                The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, mutilated, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen, mutilated or destroyed.  When authorizing such issue of new a certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

Transfer of Stock

Section 4.                                The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the name and address of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them.  Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time period.  The principal place of business of the corporation, or the office of its transfer agent or registrar, may be located outside the State of Delaware.  With respect to certificated shares, transfer of shares of the corporation shall be made only on the stock transfer book of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by the power of attorney, duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  With respect to uncertificated shares, transfer of shares of the corporation shall be made only on the stock transfer of the books of the corporation, subject to any proper restrictions on transfer, upon proper instruction from the holder of record thereof and in compliance with such additional procedures as the Board of Directors might adopt.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.